EX.99.h.3.a

February 8, 2017

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA  02116

Attention:  Fund Administration Legal Department

Re:  Aberdeen Funds—Additional Classes and Fund Reorganization

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and Aberdeen Asset Management Inc. (the “Administrator”) dated as of June 1, 2010, as amended and supplemented (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of Class T shares of each Fund listed on the amended Schedule A to the Agreement attached hereto.  Additionally, on November 21, 2016, the Aberdeen Global Natural Resources Fund reorganized into the Aberdeen Global Equity Fund, each a series of the Trust.

In accordance with Section 1 of the Agreement, we request that you act as Sub-Administrator with respect to the new Class T shares of each Fund.  In connection with such request, the undersigned hereby confirms to you, as of the date hereof, the representations and warranties in Section 4 of the Agreement. The foregoing changes are reflected in the attached updated Schedule A to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Asset Management Inc. and retaining one for your records.

[signature page follows]

Sincerely,

ABERDEEN ASSET MANAGEMENT INC.

		By:	/s/ Lucia Sitar
		Name:	Lucia Sitar
		Title:	Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended effective February 28, 2017

SCHEDULE A

Listing of Funds

Fund Name	Classes of Shares

Aberdeen Equity Long-Short Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen U.S. Small Cap Equity Fund (formerly, Aberdeen Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Diversified Alternatives Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares

Aberdeen Diversified Income Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Dynamic Allocation Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Asia Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Emerging Markets Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Tax-Free Income Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares

Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Emerging Markets Debt Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Japanese Equities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen U.S. Mid Cap Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T